UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2015

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective as of the Annual Meeting held on May 14, 2015, Dr. Robert Potter, director of the Company, retired from the Board of Directors of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company held its Annual Meeting of Stockholders on May 14, 2015.

(b) The Company’s stockholders voted on the proposals listed below. For each of Proposals 1 through 4, the Broker Non-Votes totaled 3,065,863.

1.	Proposal 1. Election of Two Directors.

For the election of the following persons to the Board of Zebra Technologies Corporation, consisting of two Class I Directors with a term to expire in 2018 or until their respective successors are duly elected and qualified:

Directors	For	Authority Withheld

Class I Director

Richard L. Keyser	43,418,578	107,669

Ross W. Manire	42,918,179	608,068

2.	Proposal 2. Advisory vote to approve the compensation of Named Executive Officers

Advisory vote to approve the following resolution: “Resolved, that the compensation of the named officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Compensation Discussion and Analysis - Executive Summary, Compensation, Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

For	Against	Abstain

38,709,451	4,784,376	32,420

3.	Proposal 3. Appoval of 2015 Short-Term Incentive Plan

For	Against	Abstain

42,894,248	612,601	19,398

4.	Proposal 4. Appoval of 2015 Long-Term Incentive Plan

For	Against	Abstain

37,762,442	5,745,801	18,004

5.	Proposal 5. Ratification of Appointment of Independent Auditors

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2015.

For	Against	Abstain

45,079,476	1,491,744	20,890

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 20, 2015	By:	/s/ Jim L. Kaput
Jim L. Kaput
SVP, General Counsel and Corporate Secretary

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